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                          LOAN AND SECURITY AGREEMENT


     This Agreement is between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower.

SECTION 1. PARTIES

     1.1 The "BORROWER" is identified in Section 10.5(c) and its successors and assigns. If more than one Borrower is specified in Section 10.5(c), all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each.

     1.2 The "LENDER" is THE CIT GROUP/BUSINESS CREDIT, INC. and its agents, designees, representatives, successors and assigns.

SECTION 2. LOANS AND OTHER CREDIT ACCOMMODATIONS

     2.1 REVOLVING LOANS. Lender shall, subject to the terms and conditions contained herein, make revolving loans to Borrower ("REVOLVING LOANS") in amounts requested by Borrower from time to time, but not in excess of the lesser of (i) the amount set forth in Section 10.1(f) and (ii) the Net Availability existing immediately prior to the making of the requested loan and provided the requested loan would not cause the outstanding Obligations hereunder to exceed the Maximum Credit.

     (a) The "MAXIMUM CREDIT" is set forth in Section 10.1(a).

     (b) The "GROSS AVAILABILITY" is at any time (i) the product of the outstanding amount of Eligible Accounts, multiplied by the Eligible Accounts Percentage set forth in Section 10.1(b), plus: (ii) the product obtained by multiplying the applicable Eligible Inventory Percentage set forth in Section 10.1(b) by the values (based on the lower of cost, market, or export purchase orders and contracts stated at cost) of Eligible Inventory, but the amount so added shall not exceed any sublimits set forth in Section 10.1(c).

     (c) The "NET AVAILABILITY" shall be calculated at any time as an amount equal to the Gross Availability minus the aggregate amount of all then-outstanding Obligations (including Accommodations other than Accommodations provided under Section 2.3(b)) to Lender.

     (d) "ELIGIBLE ACCOUNTS" are accounts created by Borrower in the ordinary course of its business which are and remain reasonably acceptable to Lender for lending purposes. General criteria for Eligible Accounts are set forth below but may be revised from time to time by Lender, in its reasonable business judgment, on fifteen (15) days' prior written notice to Borrower. Lender shall, in general, deem and continue to deem accounts to be Eligible Accounts if: (1) such accounts arise from bona fide completed transactions and have not remained unpaid for more than the number of days after the invoice date set forth in
Section 10.1(d); (2) the amounts of the accounts reported to Lender are absolutely owing to Borrower and payment is not conditional or contingent, (such as consignments, guaranteed sales or right of return or other similar terms);
(3) the accounts are eligible under Export-Import Bank's Working Capital

Guarantee Program (including any waivers granted by Export Import Bank); (4) such accounts do not arise from retainages or bill and hold sales; (5) there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto and there are no other facts existing or threatened which would materially impair or delay the collectibility of all or any portion thereof; (6) the goods giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement; (7) such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise; (8) such accounts are invoiced by Borrower and denominated only in United States dollars and payable in the United States; (9) Borrower has delivered to Lender such documents as Lender may have requested pursuant to Section 5.9 hereof in connection with such accounts and Lender shall have received verifications of such accounts, reasonably satisfactory to it, if sent to the account debtors or any other obligors or any bailees pursuant to
Section 5.5 hereof; (10) there are no facts existing or threatened which Lender reasonably believes would result in any material adverse change in the account debtor's financial condition; (11) not more than fifty percent (50%) of the accounts of an account debtor or its affiliates owed to Borrower are more than the number of days set forth in Section 10.1(d); (12) such accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the amount of any customer credit limits as reasonably established from time to time on notice to Borrower (the amount exceeding the credit limit shall not be eligible); (13) such accounts are owed by account debtors reasonably deemed creditworthy at all times by Lender; (14) such accounts are owed by account debtors located in countries on Export-Import Bank's approved list and , if required by Export-Import Bank, are insured by foreign credit insurance acceptable to Export-Import Bank and Lender and assigned to Lender; and (15) such accounts are not owed by an account debtor that is a defense or military agency of a foreign government.

     (e) "ELIGIBLE INVENTORY" is raw material, work in process and finished goods inventory, owned by Borrower and designated for foreign sale, which is and remains reasonably acceptable to Lender for lending purposes and is located at one of the addresses set forth in Section 10.5(e). Borrower shall deliver to Lender copies of foreign purchase orders with such frequency as Lender may reasonably require.

     (f) Lender shall have a continuing right to reduce the Gross Availability by implementing reasonable Reserves ("RESERVES"), and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender's reasonable business judgment, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have a material adverse effect on any Collateral. Without limiting the forgoing, Lender may establish Reserves for the product supply agreement between Borrower and SkyOnline, Inc. up to $1,200,000 and such Reserves will be subject to reduction as the product supply agreement between Borrower and SkyOnline, Inc. is fulfilled as indicated by Borrower's written notice to Lender.

     (g) If a voluntary or involuntary petition under the Bankruptcy Code is filed against the Borrower, then Lender need not make loans.

     (h) Revolving Loans will not at any time exceed the Gross Availability unless Lender has consented in writing.


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     (i) Subject to the terms and conditions hereof, including but not limited to the existence of sufficient Gross Availability and Net Availability, Borrower agrees to borrow sufficient amounts from time to time so that the outstanding Revolving Loans and Accommodations, shall at all times equal or exceed the principal amount set forth in Section 10.1(e) as the Minimum Borrowing; provided, that if Borrower fails to do so, interest shall nevertheless accrue on the Obligations as if Borrower had borrowed such amounts as would have been sufficient to maintain the outstanding Revolving Loans and Accommodations at an amount equal to the Minimum Borrowing (and Lender shall have the right to charge Borrower's loan account for such additional interest), and provided further that such accrual shall not impose upon Lender any obligation to make loans to Borrower to increase the outstanding Revolving Loans or Accommodations to such Minimum Borrowing. Borrower will maintain Gross Availability at all times in amounts sufficient to permit Borrower to comply with the Minimum Borrowing requirement.

     2.2 INTENTIONALLY OMITTED.

     2.3 ACCOMMODATIONS.

     (a) Lender shall issue or cause to be issued, from time to time at Borrower's request and on terms and conditions and for purposes reasonably satisfactory to Lender, credit accommodations consisting of letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for Borrower's account ("ACCOMMODATIONS"). Borrower shall execute and perform additional agreements relating to the Accommodations in form and substance reasonably acceptable to Lender and the issuer of any Accommodations, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the Accommodations shall constitute additional Revolving Loans to Borrower. The aggregate undrawn face amount of all Accommodations outstanding under this
Section 2.3(a) shall not exceed $750,000 at any time. Lender will establish Reserves equal to (i) 25% of the face amount of standby and (ii) 30% of the face amount of commercial letters of credit used for purchases of Eligible Inventory.

     (b) In the event Borrower does not have sufficient Gross Availability and Net Availability for Accommodations under Section 2.3(a), Lender shall issue or cause to be issued, from time to time at Borrower's request and on terms and conditions and for purposes reasonably satisfactory to Lender, Accommodations under this Section 2.3(b) provided that Borrower shall have deposited an amount of cash collateral in form and substance reasonably satisfactory to Lender equal to 100% of the face amount of such Accommodations and so long as no Event of Default has occurred and is continuing Lender will remit to Borrower any interest generated from such cash collateral on a monthly basis. The Accommodations under this Section 2.3(b) shall not be part of the EXIM guaranty facility except to the extent the reimbursement to Lender results in the creation of Revolving Loans. Borrower shall execute and perform additional agreements relating to the Accommodations in form and substance acceptable to Lender and the issuer of any Accommodations, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the Accommodations shall be repaid from the cash collateral provided under this Section 2.3(b) and to the extent such cash collateral is insufficient then such payments shall constitute additional Revolving Loans to Borrower. The aggregate undrawn face amount of all Accommodations


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outstanding under this Section 2.3(b) shall not exceed $500,000 at any time and shall not exceed the Maximum Credit when added to all then outstanding Obligations. Unless otherwise provided, "Accommodations" shall include Accommodations provided under this Section 2.3(b).

SECTION 3. INTEREST AND FEES

     3.1 INTEREST.

     (a) Interest on the Revolving Loans shall be payable by Borrower on the first day of each month, calculated upon the closing daily balances in the loan account of Borrower for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 10.3(a). The Interest Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate (as defined below), effective as of the date of each such change. Interest shall in no month be less than the Interest Rate multiplied by the Minimum Borrowing set forth in Section 10.1(e). In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto.

     (b) The "PRIME RATE" is the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York, or its successors and assigns from time to time as its prime rate (the Prime Rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

     3.2 FEES. Borrower shall pay to Lender:

     (a) CLOSING FEE. At closing, a fee in the amount set forth in Section 10.3(c).

     (b) EXIM BANK FEE. Borrower shall pay Lender an annual Export-Import Bank Facility Fee in the amounts required by Export-Import Bank (currently 0.25% of Maximum Credit on first $2,000,000 and 0.75% on balance of the amount under
Section 10.1(f)), and shall reimburse Lender for any and all fees, costs and expenses paid to Export-Import Bank by Lender in connection with this transaction under the Export-Import Bank Working Capital Guarantee Program.

     (c) FACILITY FEE. A Facility Fee at each anniversary of closing as set forth in Section 10.3(d) provided that no Facility Fee will be due on the anniversary if the Obligations are paid in full on such anniversary date in accordance with this Agreement.

     (d) ACCOMMODATION FEES. Fees equal to 2.0% per annum of the face amount of outstanding Accommodations, plus fees and costs incurred by Lender in connection with such Accommodations, payable monthly in arrears.

SECTION 4. GRANT OF SECURITY INTEREST

     4.1 GRANT OF SECURITY INTEREST. To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon,


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and a right of setoff against, and Borrower hereby assigns and pledges to
Lender, all of the Collateral, including any Collateral not deemed eligible for lending purposes.

     4.2 "OBLIGATIONS" shall mean any and all Revolving Loans and Accommodations, and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or in connection with this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing.

     4.3 "COLLATERAL" shall mean all of the following property of Borrower:

     (a) All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of all: accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; investment property (excluding the stock of SkyOnline, Inc. owned by Borrower); general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment and fixtures); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Borrower or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

     (b) All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of goods, including, but not limited to:

         (i) All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Borrower's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof;

         (ii) All equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto; and


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         (iii) All consumer goods, farm products, crops, timber, minerals or the like (including oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

     (c) All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any personal property in or upon which Borrower has or may hereafter have a security interest, lien or right of setoff;

     (d) All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party; and

     (e) All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

SECTION 5. COLLECTION AND ADMINISTRATION

     5.1 COLLECTIONS. Borrower will, at its expense as Lender requests, direct that all remittances and all other proceeds of accounts and other Collateral be sent to a bank account selected by Lender. Borrower shall bear all risk of loss of any funds deposited into such account. In connection therewith, Borrower shall execute such lock box and bank account agreements as Lender shall specify. Any collections or other proceeds received by Borrower shall be held in trust for Lender and immediately remitted to Lender in kind.

     5.2 CHARGES TO LOAN ACCOUNT. At Lender's option, all payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower, may be charged on the date when due, as principal to any loan account of Borrower maintained by Lender. Interest, fees for Accommodations and any other amounts payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

     5.3 PAYMENTS. All Obligations shall be payable at Lender's Office set forth in Section 10.5(a) or at Lender's bank designated in Section 10.5(b) or at such other bank or place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans whether or not then due or to any other Obligations then due, in whatever order or manner Lender shall determine. For purposes of determining Gross Availability and Net Availability and for the calculation of the Minimum Borrowing, remittances and other payments will be treated as credited to the loan account of Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In computing interest charges, the loan account of Borrower will be credited with remittances and other payments the number of days set forth in SECTION 10.3(b) after the day Lender has received advice of receipt of remittances in Lender's account at


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Lender's Bank. For purposes of this Agreement, "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which Lender or banks located in states where Lender has its offices, are authorized to close.

     5.4 LOAN ACCOUNT STATEMENTS. Lender shall render to Borrower monthly a loan account statement. Each statement shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within ninety (90) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement, provided that, at any time after the date hereof, Borrower advises Lender in writing of an error or overcharge of interest or fees in the loan account statement, Lender shall take steps to correct the error.

     5.5 DIRECT COLLECTIONS. Lender may, at any time, (a) either (i) after an Event of Default (unless Lender has specifically waived the Event of Default in writing) or (ii) if Lender has reasonable concerns about the collection of Borrower's accounts receivable and upon one Business Day notice to Borrower, notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly to Lender, (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification by telephone, in writing or otherwise of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof, (d) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, and (f) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender .

     5.6 ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact and authorizes Lender at Borrower's sole expense, to exercise at any times in Lender's discretion reasonably exercised all or any of the powers necessary for Lender to obtain information about the Collateral or to enforce Lender's rights.

     5.7 LIABILITY. Borrower hereby releases and exculpates Lender, its officers and employees from any liability arising from any acts under this Agreement or in furtherance thereof, except for gross negligence or willful misconduct. Lender will not have any liability to Borrower for lost profits or other special or consequential damages.

     5.8 ADMINISTRATION OF ACCOUNTS. After written notice by Lender to Borrower or without notice after an Event of Default, Borrower shall not, (a) materially amend, modify, settle or compromise any of the accounts or any other Collateral which includes a monetary


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obligation, (b) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or
(c) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral.

     5.9 DOCUMENTS. Borrower shall deliver to Lender, as Lender may request, all documents, schedules, invoices, proofs of delivery, purchase orders, statements, contracts and all other information evidencing or relating to the Collateral, in form and substance reasonably satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of Section 5.5, Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender (unless such waiver, limitation or modification is consented to in writing by Lender) or the warranties, representations and covenants of Borrower under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by Borrower may be destroyed or otherwise disposed of by Lender six (6) months after receipt by Lender, unless Borrower requests their return in writing in advance and makes prior arrangements for their return at Borrower's expense.

     5.10 ACCESS. Lender shall have access, prior to an Event of Default during reasonable business hours and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting or copying the Collateral, and all Borrower's books and records. Lender, at no charge, may reasonably use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower.

     5.11 ENVIRONMENTAL AUDITS. At such time as Lender reasonably believes there is an environmental issue in connection with any of Borrower's property or if required by Export-Import Bank, at the sole expense of Borrower, Borrower shall provide Lender, or its designee, complete access to all of Borrower's facilities for the purpose of conducting an environmental audit of such facilities as Lender may deem necessary.

SECTION 6. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     Borrower hereby represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to
Borrower:

     6.1 FINANCIAL AND OTHER REPORTS. Borrower shall keep and maintain its books and records in accordance with generally accepted accounting principles, consistently applied. Borrower shall, at its expense on


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or before Wednesday of each week, deliver to Lender true and complete weekly inventory reports relating to the prior week. Borrower shall, at its expense on or before the tenth (10th) day of each month, deliver to Lender: (a) true and complete monthly agings of its accounts receivable and accounts payable; (b) monthly inventory reports; and (c) before the twentieth (20th) day of each month, internally prepared interim financial statements. Annually, Borrower shall deliver audited financial statements of Borrower accompanied by the report and opinion thereon of independent certified public accountants acceptable to Lender, as soon as available, but in no event later than ninety (90) days after the end of Borrower's fiscal year. Annually, not later than 30 days prior to the beginning of each fiscal year, Borrower shall provide cash flow projections in a format reasonably acceptable to Lender. Borrower shall at its own expense and as frequently as requested deliver to Lender and Export-Import Bank all reports required by Export-Import Bank. All of the foregoing shall be in such form and together with such information with respect to the business of Borrower or any guarantor, as Lender may in each case reasonably request.

     6.2 TRADE NAMES. Borrower may from time to time render invoices under its trade names set forth in Section 10.5(g) and, Borrower represents that: (a) each trade name does not refer to another corporation or other legal entity, (b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower and (c) Lender may receive, endorse and deposit to any loan account of Borrower maintained by Lender all checks or other remittances made payable to any trade name of Borrower representing payment with respect to such sales or services.

     6.3 LOSSES. Borrower shall promptly notify Lender in writing of any material loss, damage, investigation, action, suit, proceeding or claim relating to a portion of the Collateral or which may result in any material adverse change in Borrower's business, assets, liabilities or condition, financial or otherwise.

     6.4 BOOKS AND RECORDS. Borrower's books and records concerning accounts and its chief executive office are and shall be maintained only at the address set forth in Section 10.5(d). Borrower's only other places of business and the only other locations of Collateral of the type described in Sections 4.3(b), (c) and
(d), if any, are and shall be the addresses set forth in Section 10.5(f) hereof, except Borrower may change such locations or open a new place of business after thirty (30) days prior written notice to Lender. Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, amendments, financing documents and security and other agreements as Lender may reasonably require.

     6.5 TITLE. Borrower has and at all times will continue to have good and marketable title to all of the Collateral and all of the stock of SkyOnline, Inc. owned by Borrower, free and clear of all liens, security interests, claims or encumbrances of any kind except in favor of Lender and except, if any, those set forth on Schedule A hereto and Borrower will not sell or encumber the stock of SkyOnline, Inc. owned by Borrower without Lender's prior written consent; provided that the representations and warranties of Borrower in this Section 6.5 do not apply to any part of the Collateral which is the subject of the Security Agreement (Intellectual Property) by and between Borrower and Lender dated as of even date herewith.

     6.6 DISPOSITION OF ASSETS. Borrower shall not directly or indirectly: (a) sell, lease, transfer, assign, abandon or otherwise dispose of any material part of the Collateral or any material portion of its other assets (other than sales of inventory to buyers in the ordinary course of business or sales of inventory to SkyOnline, Inc. pursuant to the product supply agreement between SkyOnline, Inc. and Borrower) or (b) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower or (c) form or acquire any interest in any firm, corporation or other entity without Lender's prior written consent which consent shall be within Lender's reasonable business judgment. Notwithstanding the foregoing, Borrower may refinance its real property located at One Mauchly, Irvine, California, provided (i) Borrower has received the prior written consent of Lender and the Export-Import Bank, (ii) no Event of Default has occurred and is continuing, and (iii) the proceeds from such refinancing are retained by Borrower and utilized as working capital.

     6.7 INSURANCE. Borrower shall at all times maintain, with financially sound and reputable insurers, adequate insurance (including, without limitation, at the option of Lender, earthquake and flood insurance) with respect to the Collateral and other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be reasonably satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Lender may obtain at Borrower's expense, any such insurance should Borrower fail to do so and adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Borrower shall provide evidence of such insurance and a lender's loss payable endorsement satisfactory to Lender. Borrower shall deliver to Lender, in kind, all instruments representing proceeds of insurance received by Borrower. Lender may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations in any order or manner as Lender determines.

     6.8 COMPLIANCE WITH LAWS. Borrower is and at all times will continue to be in material compliance with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to income, withholding, excise, property and social security taxes, minimum wages, employee retirement and welfare benefits, employee health and safety, or environmental matters). Borrower shall promptly notify Lender and in any event no later than two Business Days after Borrower receives notice from a third party alleging that Borrower is in default under any material agreement or other instrument binding on Borrower or its property. Borrower shall pay and discharge all taxes, assessments and governmental charges against Borrower or any Collateral when due, unless the same are being contested in good faith. Lender may establish Reserves for the amount contested and penalties which may accrue thereon.

     6.9 ACCOUNTS. With respect to each account deemed an Eligible Account, except as reported in writing to Lender, Borrower has no knowledge that any of the criteria for eligibility are not or are no longer satisfied and the Eligibility criteria will continue to be satisfied. All statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all respects what they purport to be.

     6.10 EQUIPMENT. With respect to Borrower's equipment, Borrower shall keep the equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

     6.11 FINANCIAL COVENANTS. Borrower shall have, as of the end of each quarter, aggregate excess availability under this Agreement (including unrestricted and unencumbered (other than liens in favor of Lender) U.S. Dollars in domestic bank accounts) in the amount set forth in Section 10.4.

     6.12 SKYONLINE, INC. NOTE. If the SkyOnline, Inc. financing transaction described in Borrower's press release dated January 24, 2000 does not close within 90 days of the date hereof, Borrower shall assign and deliver to Lender the note(s) receivable owing to Borrower from SkyOnline, Inc., provided that so long as no Event of Default has occurred and is continuing Borrower may use payments received under such note(s) as working capital.

     6.13 AFFILIATED TRANSACTIONS. Borrower will not, directly or indirectly:
(a) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity in an aggregate amount outstanding at any one time exceeding $100,000; or (b) declare, pay or make any dividend, redemption or other distribution on account of any shares of any class of stock of Borrower now or hereafter outstanding; or (c) make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder, or affiliate of Borrower; or (d) make any loans or advances to any officer, director, employee, shareholder or affiliate of Borrower except in the ordinary course of business in an aggregate amount outstanding at any one time not exceeding $50,000 for normal business purposes including, but not limited to, reimbursement of travel expenses, (e) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of Borrower.

     6.14 FEES AND EXPENSES. Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defense asserted by Lender or claims or defense against Lender asserted by Borrower, any guarantor or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender or any guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower or any guarantor under the United States Bankruptcy Code or any similar statute:
(a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees as then in effect relating to the wire transfer of loan proceeds and other funds and fees then in effect for returned checks, lock boxes, collateral proceeds accounts and credit reports; (d) all reasonable expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations including field examiner travel, food and lodging, plus a per diem charge at the rate and subject to the limit set forth in Section 10.3(g) (or if higher, at the then prevailing rate charged by Lender) for Lender's examiners in the field and office; and (e) the costs, disbursements and fees of in-house and outside counsel to Lender, including but not limited to such fees and disbursements incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding or litigation between the parties hereto, any third party and in any appeals arising therefrom.

     6.15 FURTHER ASSURANCES. At the request of Lender, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Lender, in its discretion reasonably exercised, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral, without Borrower's signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrower. Without limiting the foregoing, the obligation of Lender to make the initial advance hereunder is subject to, among other things, the delivery or satisfaction in Lender's discretion of each of the following conditions, agreements and documents as applicable: (a) grant to Lender of a second trust deed on Borrower's real property located at One Mauchly, Irvine, California supported by a policy of title insurance with respect to such trust deed in form reasonably acceptable to Lender; (b) intellectual property security agreements; (c) a blocked or Lender bank account established for the proceeds of Collateral; (d) excess availability (including unrestricted and unencumbered U.S. Dollars in domestic bank accounts) after giving effect to contemplated initial advances and Reserves established by Lender equals or exceeds $2,500,000 plus an amount equal to any Reserves for past due accounts payable as deemed reasonably appropriate by Lender (provided that no Reserve for past due accounts payable owing to Benchmark Electronics, Inc. shall be implemented by Lender in calculating minimum excess availability under this subsection 6.15(d) and
Section 6.11 so long as Lender is in receipt of satisfactory evidence that Borrower is in full compliance with the payment terms for accounts payable owed to Benchmark Electronics, Inc.) and provided Borrower has no past due taxes; (e) Lender shall have received the written waiver of the Export-Import Bank with respect to such matters as Lender reasonably deems necessary or appropriate; (f) all Export-Import Bank approvals, guaranties, waivers and other documentation shall have been executed and delivered by all parties thereto and Lender shall be reasonably satisfied that the Export-Import Bank Working Capital Guaranty Program is in effect with respect to the Revolving Loans and Accommodations hereunder (other than Accommodations provided under Section 2.3(b)), and Borrower shall have paid all fees, costs and expenses required by Export-Import Bank; (g) landlord waivers on all of Borrower's leased locations; (h) mortgagee waivers on all of Borrower's owned locations; (i) subordination agreements from such parties, if any, as Lender shall require; (j) first priority lien on all of the Collateral including, without limitation, all intellectual property (subject only to Permitted Encumbrances); (k) Lender shall have received warrants to purchase 10,000 shares of capital stock of Borrower, on such terms as Lender shall require, (l) for the three months ended December 31, 1999, Borrower shall achieve net sales of no less than $6,000,000 and a net loss of no greater than $1,000,000, as determined by Lender, based on Borrower's internally prepared interim income statements, and (m) no material adverse change in Borrower's business, operation, health, profits, or prospects or in the condition of the Collateral shall have occurred from the date of the most recent financial statements submitted to Lender or the most recent field examinations conducted by Lender.

     6.16 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency or any action or omission by Borrower resulting in the releasing, or otherwise exposing of hazardous waste or hazardous substances into the environment. Borrower is and will continue to be in compliance (in all material respects) with all statutes, regulations, ordinances and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any hazardous waste or hazardous substance. The representations made in this
Section 6.16 to the extent relating to events or circumstances occurring prior to Borrower's occupancy and/or ownership of its properties or assets shall be limited to Borrower's actual knowledge.

     6.17 STATE OF INCORPORATION. If Borrower is a corporation, it is duly organized, existing and in good standing under the laws of the state set forth in Section 10.5(h).

     6.18 LETTER OF CREDIT RIGHTS. Borrower covenants that, at Lender's request, upon the occurrence of any of the events described in Section 7.1 (without regard to any cure periods provided for herein) Borrower shall take all action and execute any documents reasonably necessary or requested by Lender to assign to Lender all of Borrower's right, title and interest in and to any of Borrower's letter of credit rights whereby Borrower is named as a beneficiary of or otherwise has a right to receive proceeds from letters of credit issued from time to time in support of obligations owed to Borrower.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES

     7.1 EVENTS OF DEFAULT. All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "EVENTS OF DEFAULT":

     (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between Borrower and Lender or any affiliate of Lender, provided that to the extent an Event of Default is curable in Lender's reasonable judgment Borrower shall have two Business Days to cure any monetary default and ten Business Days to cure any non-monetary default. Without limiting the foregoing, the parties agree that any Event of Default resulting from the fraudulent acts of Borrower is not curable;

     (b) Any representation, warranty or statement of fact made by Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Lender, shall prove inaccurate or misleading in any material respect;

     (c) Any guarantor revokes, terminates or fails to perform any of the material terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender;

     (d) Any judgment or judgments aggregating in excess of the amount set forth in Section 10.5(i) or any injunction or attachment is obtained against Borrower or any guarantor, which remains unstayed for a period of ten (10) days or is enforced;

     (e) Borrower or any guarantor dies or ceases to exist or the usual business of Borrower or any guarantor ceases or is suspended;

     (f) Any change in the chief financial officer or controlling ownership of Borrower;

     (g) Borrower or any guarantor becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

     (h) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any guarantor;

     (i) The indictment or threatened indictment of Borrower or any guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such guarantor which Lender reasonably believes may have a material adverse effect on the Collateral or Borrower's business;

     (j) Lender in its sole discretion declares an Event of Default upon (a) Borrower being in default under any material agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound and (b) Lender's receipt of notice as described in Section 6.8 or Lender otherwise becoming aware of any default or event of default occurring on the part of Borrower under any material agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound;

     (k) In Lender's reasonable judgment, any material adverse change occurs in the nature or conduct of Borrower's business; or

     (l) If for any reason the Obligations of Borrower hereunder are no longer guaranteed pursuant to the Export-Import Bank Working Capital Guarantee Program.

     7.2 REMEDIES. Upon the occurrence of an Event of Default (including the expiration of any cure period specifically set forth in Section 7.1) and at any time thereafter, Lender shall have all the default rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender,
(b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (e) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

     7.3 APPLICATION OF PROCEEDS. Lender may apply the cash proceeds of Collateral other than accounts actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

     7.4 LENDER'S CURE OF THIRD PARTY AGREEMENT DEFAULT. Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by

Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

SECTION 8. JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS

     8.1 JURY TRIAL WAIVER. BORROWER AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     8.2 COUNTERCLAIMS. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

     8.3 JURISDICTION. Borrower hereby irrevocably submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State in which the office of Lender designated in Section 10.5(a) is located and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in Section 10.5(a) is located and Borrower waives any objection based on forum non conveniens and any objection to venue in connection therewith.

     8.4 NO WAIVER BY LENDER. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

SECTION 9. TERM OF AGREEMENT; MISCELLANEOUS

     9.1 TERM. This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect for a term set forth in Section 10.6 from the date hereof and shall be deemed automatically renewed, based upon all of the terms and provisions of this Agreement, for successive terms of equal duration thereafter unless terminated as of the end of the initial or any renewal term (each a "TERM") by either party giving the other written notice at least sixty (60) days' prior to the end of the then current Term.

     9.2 EARLY TERMINATION. Borrower may also terminate this Agreement by giving Lender at least thirty (30) days prior written notice and payment in full of all of the Obligations as provided herein, including the Early Termination Fee. Thirty days after receipt of such early termination notice, Lender need not make any further loans or accommodations. In view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, the Early Termination fee shall be the percentage of the Maximum Credit set forth in SECTION 10.3(h). Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, Borrower shall pay Lender forthwith, in full, payment in all Obligations, but excluding the Early Termination Fee and any Facility Fee not yet charged.

     9.3 TERMINATION INDEMNITY DEPOSIT. Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open Accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

     9.4 NOTICES. Except as otherwise provided, all notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in
Section 10.5(a) and to Borrower at its chief executive office set forth in
Section 10.5(d), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (fax), immediately upon receipt; if by overnight delivery service, one day after dispatch; and if by first class or certified mail, three
(3) days after mailing.

     9.5 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

     9.6 ENTIRE AGREEMENT; AMENDMENTS; ASSIGNMENTS. This Agreement contains the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable nor inure to the successors and assigns of Borrower.

     9.7 DISCHARGE OF BORROWER. No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrower.

     9.8 USAGE. All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

     9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State in which the office of Lender set forth in
Section 10.5(a) below is located.


SECTION 10.                 ADDITIONAL DEFINITIONS AND TERMS

10.1 (a) Maximum Credit:                                $3,300,000

     (b)      Gross Availability                        90% provided that the Dilution Percentage does
              Eligible Accounts Percentage:             not exceed 5%.  The Dilution Percentage is the
                                                        sum of Borrower's credits, allowances, discounts,
                                                        write-offs, contra-accounts and offsets and deductions which reduce the value of accounts receivable divided by gross
                                                        invoices. The Dilution Percentage shall be calculated on a rolling 90 day average. If the Dilution Percentage exceeds
                                                        5% then the Eligible Accounts Percentage shall be reduced by such excess Dilution Percentage.

              Eligible Inventory Percentage:            70%



     (c) Intentionally Omitted.

     (d) Maximum days after Invoice                     60 days past original due date, not to
         Date for Eligible Accounts:                    exceed 150 days after invoice date.

     (e) Minimum Borrowing:                             $1,500,000 less any Reserves created on
                                                        or after one Business Day after the date
                                                        hereof except a Reserve created as a
                                                        result of an increase in the Dilution
                                                        Percentage.

     (f) Revolving Load Sublimit                        $2,800,000

     (g) Accommodations under EXIM facility             $750,000
         (sublimit of Revolving Loans)

     (h) Accomodations under non-EXIM                   $500,000
         facility

10.2 Intentionally Omitted.

10.3 Interest, Fees & Charges:


                                       19


     (a) Interest Rate:  Prime Rate plus                1.0% per annum(1)
     (b) Clearance:                                     3 Business Days
     (c) Closing Fee:                                   1.25% of Maximum Credit
     (d) Facility Fee:                                  1.0% of Maximum Credit(2)
     (e) Accommodation Fee                              2% over a 360 day year plus bank charges
     (f) Intentionally Omitted
     (g) Field Examination per diem charge per          then prevailing rate (currently $750,
         examiner                                       subject to change). Aggregate Field
                                                        Examination per diem charges
                                                        (including out-of-pocket expenses) shall
                                                        not exceed $10,000 in any year in which
                                                        no Event of Default occurred or was
                                                        continuing

     (h) Early Termination Fee:
         First year:
         Second year or thereafter:                     1.0% of the Maximum Credit(3)
                                                        0.50% of the Maximum Credit

10.4 Financial Covenants:                               $1,000,000

10.5 (a) Lender's Office:                               300 South Grand Avenue
                                                        3rd Floor
                                                        Los Angeles, California 90071

     (b) Lender's Bank:                                 Bank of America NT&SA, 1850
                                                        Gateway Blvd., Concord, California
                                                        94520

     (c) Borrower:                                      STM Wireless, Inc.


-------------------------------
(1)The interest rate will be reduced to the Prime Rate plus 0.50% per annum after the first annivesary herof if Borrower at any time reports positive net income (determined in accordance with GAAP) for two consecutive quarters as reported in Borrower's Form 10Q submitted to the Securities and Exchange
Commission and no Event of Default is then continuing.

(2)The Facility fee will be reduced to (i) 0.25% of the Maximum Credit if Borrower reports positive net income (determined in accordance with GAAP) on its Forms 10Q submitted to the Securities and Exchange Commission for the two consecutive fiscal quarters immediately preceding the relevant anniversary date, or (ii) 0.50% of the Maximum Credit if Borrower reports positive net income
(determined in accordance with GAAP) on its Form 10Q submitted to the Securities and Exchange Commission for the fiscal quarter immediately preceding the relevant anniversary date.

(3)Reduced to 0.5% of the Maximum Credit if this Agreement is terminated and the Obligations are paid in full in cash with the proceeds of and substantially concurrent with a sale of 100% of the stock or assets of Borrower to an unaffiliated person or entity in an arms length transaction.


                                       20


     (d)  Borrower's Chief Executive Office:         One Mauchly
                                                     Irvine, California 92618

     (e)  Locations of Eligible Inventory            One Mauchly
          Collateral:                                Irvine, California 92618

     (f)  Borrower's Other Offices and               3500 Garry Street
          Locations of Collateral:                   Santa Ana, California 92704

     (g)  Borrower's Trade Names for                 STM
          Invoicing:

     (h)  Borrower's State of Incorporation:         Delaware

     (i)  Judgment Amount:                           $400,000

10.6 Term:                                           Two (2) Years

     IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement this ____ day of March, 2000.

LENDER                                                  BORROWER:

THE CIT GROUP/BUSINESS CREDIT, INC.                     STM WIRELESS, INC.

By:_________________________                            By:_____________________

Title:______________________                            Title:__________________

                                   SCHEDULE A

                                 PERMITTED LIENS

1. Liens indicated by the following financing statements:


JURISDICTION           SECURED PARTY                                  FILING DATE      FILING NO.

CALIFORNIA             The CIT Group/Equipment Finance (via           4/24/96          9611560758
                       assignment)
CALIFORNIA             The CIT Group/Equipment Finance (via           8/12/96          9622560847
                       assignment)
CALIFORNIA             GreatAmerica Leasing Corporation (via          10/7/96          9628460041
                       assignment)
CALIFORNIA             Mcgrath RentCorp                               12/27/96         9636561225
CALIFORNIA             GE Capital Computer Leasing Corporation        1/29/97          9703060229
CALIFORNIA             Deutsche Financial Services Holding            5/1/97           9712260068
                       Corporation (via assignment)
CALIFORNIA             Hewlett-Packard Company Finance &              8/5/97           9722360701
                       Remarketing Division
CALIFORNIA             Bankers Leasing Association                    2/23/98          9805760354
CALIFORNIA             Bankers Leasing Association                    5/26/98          9814760476
CALIFORNIA             Newcourt Financial USA, Inc.                   2/3/99           9904160648
CALIFORNIA             Zapara Family Trust U/D/T dated                10/12/99         9929160232
                       March 4, 1982
CALIFORNIA             Mita Copystar America, Inc.                    12/9/99          9934860459
GEORGIA/ Fulton        Amtrade International Bank of Georgia          7/14/99          06099013716
County, GA
Orange County, CA      Zapara Family Trust U/D/T dated                10/05/99         19990708073
                       March 4, 1982